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                                                                    EXHIBIT 11.1



STATEMENT REGARDING COMPUTATION OF PER-SHARE NET LOSS

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


                                              Three Months Ended September 30,   Nine Months Ended September 30,
                                                    1996             1997             1996             1997
                                                ----------------------------      ----------------------------


AVERAGE SHARES OUTSTANDING                        7,316,849        7,358,148        7,331,173        7,347,430

NET EFFECT OF ANTI-DILUTIVE STOCK AND STOCK
OPTIONS AND WARRANTS                                      0                0                0                0
                                                ----------------------------      ----------------------------

TOTAL                                             7,316,849        7,358,148        7,331,173        7,347,430
                                                ============================      ============================

NET LOSS                                        ($1,173,634)     ($1,480,346)     ($4,130,753)     ($5,130,096)
                                                ============================      ============================

PER-SHARE AMOUNT                                ($     0.16)     ($     0.20)     ($     0.56)     ($     0.70)
                                                ============================      ============================
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